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                                                                    EXHIBIT 99.3







                CRAIG L. JOHNSON APPOINTED NEW PRESIDENT AND CEO
         OF FRANKLIN BANCORP AND ITS SUBSIDIARY, FRANKLIN BANK, N. A. --
                             DAVID L. SHELP RETIRES


Southfield, Michigan -- November 10, 2003 (NasdaqNM:FBCP) Craig L. Johnson, formerly Executive Vice President and Chief Lending Officer of Franklin Bank, has been named as the new President and Chief Executive Officer and a Director of Franklin Bancorp, Inc. (NASDAQNM: FBCP) and its operating subsidiary, Franklin Bank, N. A. headquartered in Southfield, Michigan. Mr. Johnson succeeds David L. Shelp, who announced his retirement after 30 years in the banking business, the last 20 years at Franklin Bank.

"We are very pleased to announce the promotion of Craig to head our team. Since joining Franklin, Craig has demonstrated the type of strong leadership skills and experience which will serve our shareholders, customers and employees well. We also want to take a moment and thank David Shelp for his 20 years of service to Franklin. We wish him the very best in his retirement," stated David F. Simon, Chairman of Franklin Bancorp.

Mr. Johnson who joined Franklin in June of 2003 previously spent eleven years with Republic Bancorp, Inc., serving as Vice Chairman and President of the Commercial Banking Division of Republic Bank, President and CEO of Republic Savings Bank (Cleveland, Ohio) and Community Bank President (Flint, Michigan). Prior to Republic, Mr. Johnson spent nine years with Old Kent Bank in a variety of positions. Mr. Johnson has a Bachelor of Science Degree in Business Administration from Central Michigan University.

Mr. Shelp is a 30-year veteran of the banking industry, the last 20 years in various executive positions at Franklin Bank. Most recently, Mr. Shelp served as President and CEO of Franklin Bank since November 2000, and in the same positions with Franklin Bancorp since its formation in October 2002. "I have enjoyed my 20 years at Franklin Bank and leave behind a competent and capable organization devoted to continuing to deliver superior customer service. I wish them all the very best in the future," said David Shelp.



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Franklin Bancorp Appoints New President
Page 2 of 2

As previously announced, Franklin Bancorp has entered into a definitive agreement to be acquired by First Place Financial Corporation (NASDAQ:FPFC), the holding company for First Place Bank headquartered in Warren, OH.

Franklin Bancorp serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, MI. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com

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The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.